Exhibit 99.B16

The Hartford Mutual Funds II, Inc.

POWER OF ATTORNEY

August 6, 2008

Lynn S. Birdsong	Robert M. Gavin
Duane E. Hill	Sandra S. Jaffee
William P. Johnston	Thomas M. Marra
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith	David M. Znamierowski

do hereby constitute and appoint as their attorneys-in-fact Edward P. Macdonald, Catherine E. Marshall, Alice A. Pellegrino, and/or Michael G. Phillips to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Tax-Free Minnesota Fund and The Hartford Tax-Free New York Fund into The Hartford Tax-Free National Fund, and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Securities and Exchange Commission relating to the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Lynn S. Birdsong	/s/ Robert M. Gavin
Lynn S. Birdsong	Robert M. Gavin

/s/ Duane E. Hill	/s/ Sandra S. Jaffee
Duane E. Hill	Sandra S. Jaffee

/s/ William P. Johnston	/s/ Thomas M. Marra
William P. Johnston	Thomas M. Marra

/s/ Phillip O. Peterson	/s/ Lemma W. Senbet
Phillip O. Peterson	Lemma W. Senbet

/s/ Lowndes A. Smith	/s/ David M. Znamierowski
Lowndes A. Smith	David M. Znamierowski